EXHIBIT 10.18

SHARE PURCHASE AGREEMENT ENTERED INTO IN Drummondville, February 19, 2004.


BETWEEN: ANTOINE FABI, residing and domiciled at 4340, Roitelet Street, Rock Forest (Quebec) J1N 2Z2;

AND: CHRISTIAN FABI, residing and domiciled at 1410, Alain Grandbois, Sherbrooke (Quebec) J1L 2X7;

            (hereinafter referred to as the "VENDORS")

AND: MARTIN RICHARD, residing and domiciled at 635, de la Riviere, Katevale (Quebec) J0B 1W0

            (hereinafter referred to as the "INTERVENER")

AND: EMERGENSYS CORPORATION, a legal entity duly incorporated, having its head office at 400, Jean-Lesage Boulevard, Suite 045, Quebec (Quebec) G1K 8W1, acting and represented by Mr. Daniel Veilleux, its President, who declares to be duly authorized to act herein;

            (hereinafter referred to as the "PURCHASER")

            (the "VENDORS" and the "PURCHASER" being hereinafter collectively referred to as the "PARTIES")

WHEREAS the Purchaser wishes to buy all issued and outstanding shares of the share capital of SCAN-R Urgence Inc. (the "Corporation") whose shares are entirely held by the Vendors;

WHEREAS the conditions listed in the letter of intent presented by the Purchaser on February 3, 2004 and accepted by the Vendors on the same day were fulfilled to the Purchaser's satisfaction;

THEREFORE, THE PARTIES AGREE AS FOLLOWS:


1. INTERPRETATION


      1.1. DEFINITIONS

      The following words and phrases, when they appear in the agreement or in any ancillary documents, shall be interpreted or construed in accordance with the definitions set out herein, unless otherwise indicated or implied in the text:

      (a) "BUSINESS": means any activities of the business presently operated by the Corporation from its place of business located at 801, Main Street West, Magog (Quebec) J1X 2B4;


      (b) "DISPUTE": means indistinctly, any demand letter, suit, claim, assessment, grievance, complaint, offence report, injunctive relief, lawsuit, trial, investigation, arbitration proceeding, arbitration or any other legal proceedings, quasi-judicial or administrative, taken against a person or by which a person may be affected;

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      (c)   "ENCUMBRANCES":  means  indistinctly any rights affecting a property or the income or benefits generated by said property or by the Business and which guarantees the execution of an actual or future obligation towards a person or an actual or future claim from this person, whether this right originates from any Law, contract, or any other obligation including any security interest, pledge, mortgage, lien, guarantee, within the meaning of the Bank Act (Canada) or any other assignment whether absolute or in guarantee of a surety for an actual or future obligation, right of purchase, leasing agreement and also means any other charges, users' rights, right to use, lease agreement, easement, encroachment, right of first refusal, option or acquiring right or any other charge granted to a person or from which a person can benefit and any commitment to grant such Encumbrances;

      (d) "FINANCIAL STATEMENTS": means the financial statements of the Corporation as of October 31, 2003 currently being prepared by Raymond Chabot Grant Thornton and of which a copy is attached as Scheduled 3.11;

      (e) "INTELLECTUAL PROPERTY RIGHTS": means all rights in the trade marks and trade names, inventions, processes, specifications, software, technical information, know-how, technologies, formulas, copyrights, database, data, precedents, Beta versions used or in development, results and knowledge originating directly or indirectly from the realization of research projects which are not in the public domain, including any improvements and modifications to any of the foregoing rights, the rights attached to their registration or their renewal, in every territory and jurisdiction, the licenses, sub-licenses, the franchises, and any other intellectual property rights originating from the Business or necessary or connected with its operation;

      (f)   "LOSSES":  means,  pertaining  to a  specific  subject  matter,  all damages, liabilities, losses, debts, obligations, claims, assessments, expenses (namely expenses incurred in connection with any defence, including legal fees) directly or indirectly suffered or incurred by a person in connection with this subject, originating from or as a result of, including the interests, penalties as well as any sum that could be paid as a settlement for any of the foregoing;

      (g) "MAIN CORPORATE EXECUTIVE": means Mr. Martin Richard, Mr. Christian Fabi and Mr.Antoine Fabi;

      (h)   "PURCHASE PRICE": has the meaning set out in Section 2.1;

      (i) "SHARES": means the one hundred (100) Class "A" shares, the one hundred and sixty thousand (160 000) Class "B" shares, and the two hundred and fifty thousand (250 000) Class "E" shares of the share capital of the Corporation that are held by the Vendors;

      (J) "SCHEDULES": means the Schedules annexed hereto and incorporated by reference and deemed to be part hereof; and

      Any other words and phrases having a different meaning for the purpose of a Schedule will have, for the purpose of this agreement, the meaning set out in said Schedule.

1.2.  ORDINARY COURSE OF ACTIVITIES

      Any reference made to "USUAL COURSE" or "ORDINARY COURSE" of the activities or of the operation of the Business of the Corporation or any other similar words or phrases refers to the usual and normal course of the activities of the Business of the Corporation, that are conducted in a prudent and diligent manner in commercial and financial terms and that conform to the prudent and diligent manner in which the Corporation conducted them in the past, or if it conducted them otherwise, then that they conform to the manner in which a prudent and diligent person would have conducted them in similar circumstances.

1.3.  MATERIAL FACT OR SUBJECT MATTER

      Any reference to any question or subject matter, including but not limited to a statement of facts or an event which is either "IMPORTANT" or seems to be " IMPORTANT" according to the representations and warranties and include any question or subject matter referring to facts or events, as the case may be, which, if it had been known by the Corporation and its auditors, would have generated a modification to the Financial Statements or, as the case may be, the addition of a note to the Financial Statements.


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1.4.  ENTIRE AGREEMENT

      This agreement, as well as its Schedules and preamble constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and cancels and supersedes any prior understandings and agreements between the parties hereto with respect thereto, in particular, this agreement cancels and supersedes, for all legal purposes, the letter of intent submitted by the Purchaser and accepted by the Vendors on February 3, 2004.

1.5.  COMPUTATION OF TIME

      For the purpose of computing any time limits or deadlines mentioned in this agreement, the day marking the commencement of the time limit shall not be counted but the day of the deadline or expiry of the time period shall be counted, unless otherwise indicated. When the day of the deadline or expiry of the time period falls on a non-business day, the term or time limit shall be extended to the following business day.

2.    PURCHASE AND SALE

2.1.  PURCHASE AND SALE PRICE

      The Vendors sell the Shares to the Purchaser who buys the Shares for a total Purchase Price of two hundred and fifty thousand dollars ($250 000), to be paid in the following manner:

      i) a sum of twenty thousand ($20 000) that the Vendors acknowledge having already received upon the signature of this agreement which was divided equally among Mr. Christian Fabi and Mr. Antoine Fabi; and

      ii) the issuance in favour of the Vendors of an amount of 350 000 common shares of the Purchaser, which will be equally divided among the Vendors, meaning, 175 000 shares in favour of Christian Fabi and 175 000 shares in favour of Antoine Fabi. The common shares of the Purchaser are listed on "OTC BB NASDAQ" Exchange. The shares to be issued in favour of the Vendors will be issued as "Restricted Shares", within the meaning of rule 144 of the "Securities Act of 1933". Unless the Purchaser proceeds with the registration of the issued shares through a "Registration Statement", the issued shares will only be negotiable pursuant to rule 144. The Purchaser will include the issued shares in its next "Registration Statement" which will be filed as soon as possible.

            The Vendors hereby give complete, total and final discharge to the Purchaser and to the Corporation for the payment of the Purchase Price and for any other amount of money which could be owed to them by either the Purchaser or the Corporation.

      2.2   KEY EMPLOYEE

            During the course of this acquisition, the Purchaser agrees to issue, in favour of Mr. Martin Richard, a key employee of the Corporation, 50 000 common shares of the Purchaser. These shares will also be subject to the restrictions described in section 2.1
            ii) above.

3.    VENDORS' REPRESENTATIONS AND WARRANTIES

      The  Vendors  and the  Intervener  jointly  represent  and  warrant to the
Purchaser:

      3.1.  AUTHORIZATIONS TO ENTER INTO THIS AGREEMENT

            All necessary corporate procedures as well as any other consents or authorizations necessary in order to allow the execution of this agreement by the Vendors, the execution and the signature by the Vendors of any other ancillary document, the execution of the obligations of the Vendors included in this agreement or in any other ancillary documents have all been obtained.


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      3.2.  BREACH OR VIOLATION

            Neither the entering into nor the execution by the Vendors of their obligations pursuant to this agreement nor the transfer of the shares contemplated hereby will result in a breach or in a violation of the incorporating documents, of the by-laws or of any agreement between the shareholders of the Corporation.

      3.3.  SHARE OWNERSHIP

            The Vendors are the beneficial and registered owners of the Shares of the Corporation pursuant to a good and valid title, free and clear of all Encumbrances, including any third party's acquiring right.

      3.4.  STATUS/CONSTITUTION

            The Corporation is a legal entity validly existing pursuant to the Canada Business Corporations Act (Canada) and has complied initially and annually with the requirements of said Act as well as with the requirements of the Act respecting the legal publicity of sole proprietorships, partnerships and legal persons (Quebec); it has all the capacities, powers and corporate rights necessary to hold, lease and use all of its assets and to operate its Business.

      3.5.  AUTHORIZATION

            All necessary corporate procedures as well as any other consents or authorisations necessary in order to allow the transfer of the Shares to the Purchaser as well as to allow the registration of said transfer in the corporate registers of the Corporation have been taken or obtained.

      3.6.  CORPORATION'S AUTHORIZED AND ISSUED SHARE CAPITAL

            The authorized share capital consists of an unlimited number of Class A, B, C, D, E and F shares, of which 100 Class "A" shares, 160 000 Class "B" shares and 250 000 Class "E" shares are issued and are outstanding.

            The Shares were duly and legally subscribed for and were issued as fully paid for and represent, as of today, the total amount of issued and outstanding shares of the Corporation's share capital.

      3.7.  NO OPTION

      Without limiting the generality of the foregoing, none of the following exists as of the date of this agreement:

               i) securities or other titles issued by the Corporation which could be converted or exchanged against shares or securities of the Corporation or which could give any rights to acquire shares of the Corporation's share capital;

               ii) underwriting commitments, options, warrants or others which could force the Corporation to issue shares from its share capital or any other forms of securities; nor

               iii) contracts or other forms of undertaking  giving the right to a third party to acquire shares of the Corporation.


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      3.8.  INTEREST IN LEGAL ENTITY

               The Corporation does not hold nor owns, directly or indirectly, shares or other interests in a legal entity, nor does it owns the right to hold or to acquire, directly or indirectly such interests.

      3.9.  BOOKS AND CORPORATE RECORDS

            The Books and Corporate records of the Corporation:

            i)    are  complete,  exact  and  contain  certified  copies  of any certificates and of any articles, namely, articles of incorporation, as well as copies of any by-laws and resolutions adopted by the shareholders and the directors since the incorporation;

            ii) have been maintained in accordance with any applicable laws and in a manner as to fully and adequately present and disclose all of the material decisions and operations which had to be approved by the directors or shareholders; and

            iii) Schedule 3.9 attached hereto is an exact copy, certified by the Secretary, of all the Corporation's articles, certificates and by-laws.

      3.10. BOOKS AND ACCOUNTING RECORDS

            The books and accounting records of the Corporation have been maintained in accordance with appropriate business principles so as to accurately reflect the financial situation of the Corporation.

      3.11. FINANCIAL STATEMENTS

            The Corporation's financial statements that are attached as Schedule
            3.11 shall be prepared in a uniform and standard manner as in the preceding period and they shall accurately reflect the financial situation of the Corporation.

      3.12. DEBTS AND OBLIGATIONS

            The Vendors are not aware of any other debts or obligations of any kind, with the exception of the debts and obligations:

            i) reflected or for which provisions have been provided for in the Financial Statements;

            ii) incurred during the ordinary course of activities of the Business after October 31, 2003.

      3.13. OWNERSHIP OF THE ASSETS

            With the exception of the assets disposed of during the normal course of its Business and with the exception of the telephone system which is leased pursuant to a leasing agreement, the Corporation is the sole and bona fide owner of all the intangible and tangible movables reflected in the Financial Statement and of any others that the Corporation may have acquired after October 31, 2003.

      3.14. REAL ESTATE

            The Corporation does not own any real estate. The Corporation is however renting a building where it operates its Business pursuant to a lease agreement entered into on December 3, 2002. The Corporation is in breach pertaining to the payment of its rent for the months of January and February 2004 but the Purchaser and the landlord have reached an agreement during a meeting held on February 12, 2004. The Vendors have not received any notice to the effect that the building or the use of it by the Corporation does not comply with the law or that work or maintenance is required in order to comply with applicable laws or regulations.

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      3.15. INTEGRITY AND STATE OF THE ASSETS

            All the movables, whether tangibles or intangibles, which are necessary to the normal course of the operation of the Business are the property of the Corporation with the exception of those being the subject of a lease or a permit and which the Purchaser is aware of, namely, the telephone system. To the best knowledge of the Vendors, the Corporation's intangible movables do not violate any applicable laws or regulations.

      3.16. INTELLECTUAL PROPERTY RIGHTS

            No modification or addition has been made to the ownership or to the utilization of any of the Corporation's Intellectual Property Rights.

      3.17. INSURANCE

            The Vendors have not received any notice from the Corporation's insurers pertaining to a claim not entirely covered by the Corporation's insurance, subject however, to any applicable deductible, or pertaining to a claim which the insurers declare to be not covered by the insurance. In addition, the Vendors are not aware of any fact which could reasonably result in such a claim. It is, however, indicated that the Corporation does not have any civil liability insurance.

      3.18. LOANS, GUARANTEES AND SURETIES

            The Corporation is not a party to or bound, even conditionally, by any agreement or any other obligation such as a guarantee or surety, or by any other form of assumption of liabilities (total or future), including any third party's indemnification and has not agreed to any loan or advance to a third party.

      3.19. TAX MATTERS

            The Corporation is not in default pursuant to any provincial or federal tax laws.

      3.20. LITIGATION

            There are no actions, suits or proceedings pending or threatened which could materially and adversely affect the Corporation, its assets, its liabilities or its financial state.

      3.21. MATERIAL FACTS

            No material or negative changes have occurred within the Corporation since October 31, 2003 up until today, nor any fact or event which could lead to such a change.


4.    PURCHASER'S REPRESENTATIONS, WARRANTIES AND COVENANTS

            The Purchaser represents and warrants to the Vendors:

      4.1.  STATUS/CONSTITUTION

            The Purchaser has been duly constituted and organized; it is a legal entity validly existing pursuant to the Laws of the State of Delaware and has complied with the laws which regulate its corporate existence as well as with the requirements of the Act respecting the legal publicity of sole proprietorships, partnerships and legal persons (Quebec); it has all the capacities, powers and corporate rights necessary to hold, lease and use all of its assets and to operate its Business.


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      4.2.  AUTHORIZATIONS TO ENTER INTO THIS AGREEMENT

            All necessary corporate procedures as well as any other consents or authorizations necessary on the part of the Purchaser in order to allow the execution of this agreement by the Purchaser, the purchase of Shares by the Purchaser, the execution of the obligations of the Purchaser included in this agreement have all been obtained.

            This agreement is signed by a duly authorized representative of the Purchaser and constitutes valid binding obligations.

      4.3.  ISSUED SHARES

            The shares to be issued by the Purchaser to the Vendors will be issued as fully paid and non-assessable. They will be issued as "Restricted Shares", within the meaning of rule 144 of the "Securities Act of 1933". Unless the Purchaser proceeds with the registration of the issued shares through a "Registration Statement", the issued shares will only be negotiable pursuant to rule 144. The Purchaser will include the issued shares in its next "Registration Statement" which will be filed as soon as possible.

      4.4.  BREACH OR VIOLATION

            Neither the entering into nor the execution by the Purchaser of its obligations pursuant to this agreement will hereby result in a breach or in a violation of its incorporating documents or of its by-laws.

      4.5.  ONGOING CONTRACTS

            The Purchaser will ensure that the Corporation continues and respects its obligations pertaining to its maintenance contract with the fire services of the City of Magog, the Memphremagog Regional Police and the Canadian Armed Forces.

5. SURVIVAL OF THE REPRESENTATIONS AND WARRANTIES

      5.1.  VENDORS

            The representation and warranties of the Vendors set forth herein shall survive the completion of this transaction in the following manner:

            I)    TAX LIABILITIES

                  The representations and warranties pertaining to the tax liabilities of the Corporation continue in full force and will be binding upon the Vendors until the expiration of the limitation periods contained in the applicable tax laws.

            II)   REMAINING REPRESENTATIONS AND WARRANTIES

                  The remaining representations and warranties of the Vendors set forth in Section 3 will continue in full force and be binding upon the Vendors for a period of twelve (12) months following the execution of this agreement.

            III)  MISLEADING STATEMENTS

                  There  is  no  limitation   period  pertaining  to  misleading
                  statements by the Vendors.

      5.2.  PURCHASER

            The representations and warranties of the Purchaser set forth in this agreement will continue in full force for a period of twelve
            (12) months following the execution of this agreement.


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6.       INDEMNIFICATION

      6.1.  LIABILITY

            If any of the representations made by the Vendors is inaccurate or false and results in the Purchaser suffering financial damages, the Vendors are bound to indemnify the Purchaser for any financial damages, subject however, to the time limits mentioned in Section 5 above.

      6.2.  CLAIMS

            The Vendors can contest any claim susceptible to engage their liability if they judge it to be unjustified or abusive. To this end, the Purchaser must advise the Vendors of any claims submitted to it so that the Vendors can undertake, at their expense, the appropriate dispute proceedings. It is however understood that the Purchaser has the obligation to take necessary actions to minimize potential claims for indemnification. As the case may be, no settlement agreement for such claims can be entered into without the consent of the parties which cannot be unreasonably withheld.


7.    RESIGNATIONS

      Upon the execution of this agreement, the Vendors will submit the resignations of Martin Richard, Antoine Fabi and Christian Fabi for their offices as directors and officers of the Corporation which will come into force on the date of the execution of this agreement.

8.    NON-COMPETITION, NON-SOLICITATION AND CONFIDENTIALITY

      8.1   SCOPE

      Each of the Vendors undertakes, towards the Purchaser and the Corporation, to not compete, nor participate in any capacity whatsoever (directly or indirectly, personally or via a legal or physical person, intermediate or not) in a business similar to that presently operated by the Corporation and the Purchaser, meaning: the conception, the integration and the distribution of software and of technological solutions in the public security sector. Without limiting the generality of the foregoing, each of the Vendors undertakes to not participate, as owner, partner, employee, director, officer, adviser, shareholder or silent partner in any business with activities similar to those of the Purchaser and the Corporation.

      8.2   TERRITORY AND PROHIBITED PERIOD

      The non-competition commitment stated in Section 8.1 above is valid for a period of three (3) years from the date of the execution of this agreement and applies in the territory of Quebec.

      8.3   INDEMNIFICATION

      In the event of a breach by one of the Vendors of the undertakings set forth in Section 8.1 above, the Corporation or the Purchaser will send a written notice to the Vendors disclosing such breach. The Vendors will then have seven (7) days to remedy said breach.

      Without prejudice to any other rights or recourses they may have, the Purchaser and the Corporation will have the right to be indemnified for any damages they may suffer as a result of the Vendors' negligence to remedy to said breach within the prescribed time limit.

      8.4   ENFORCEABILITY AND SEVERABILITY

      Should a Court, an arbitrator or an arbitration committee, as the case may be, decide that the above-mentioned non-competition undertaking is abusive due to the time period, scope or foreseen indemnification agreed upon being too broad or excessive, the Parties hereby agree to confer upon such Court, arbitrator or arbitration committee the authority to lessen the prohibited period, the territory or the foreseen indemnification to a level which it will deem reasonable instead of declaring void said undertaking. In the case of such an occurrence, the provisions of this Section thus adjusted, will be presumed to have been modified by the parties retroactively to the date of the execution of this agreement and the amended non-competition undertaking will be ipso facto enforceable.


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

      8.5   NON-SOLICITATION

            For a period of three (3) years from the date of the execution of this agreement, the Vendors shall not, directly or indirectly, offer a position to any person employed by the Corporation.

      8.6   CONFIDENTIALITY

            Subject to any legal provision requiring the Vendors to disclose information pertaining to this transaction, the Vendors undertake to keep confidential and to not disclose the content and the details of the negotiation and of the execution of this transaction.

9.    NEGOTIATION, MEDIATION AND ARBITRATION

      For the purpose of this Section 9, the words "party" or "parties" include, as needed, the Vendors and the Purchaser.

      Subject to the specific provisions of the above-mentioned Section 8.3, in the event of a difficulty pertaining to the interpretation or the execution of this agreement or of a claim arising from it, including its termination, it is understood that the parties will first try to negotiate in good faith or to opt for mediation should the negotiation fail.

      If the mediation fails, any differences shall be submitted to arbitration, to the exclusion of the Courts of common law, pursuant to the procedure set out below.

      Any party to this agreement wishing to put forth a claim, dispute or disagreement must forward written notice to the other party (hereinafter referred to as the "notice"), containing the following:

      a) a reasonably detailed description of the claim, dispute or disagreement to be submitted for arbitration; and

      b) the name, address and profession of the person proposed as sole arbitrator.

      Within fifteen (15) days following receipt of the notice, the other parties must, by way of a certified letter addressed to the plaintiff, make known their acceptance of the proposed arbitrator or failing which, the name of a second proposed arbitrator.

      If the parties fail to agree on the selection of an arbitrator within thirty (30) days from the sending of the notice by the plaintiff, or if the parties fail to designate an arbitrator, the arbitrator must be named by way of a motion presented to the Superior Court by the more diligent party.

      The arbitration procedure will be the one provided for in articles 940 and following of the Code of Civil Procedure of Quebec and will be held in the district of Quebec. Any decision handed down shall be final and without appeal. The expenses incurred in connection with the arbitration are borne by the involved parties. .

      The decision of the  arbitrator  shall be handed down no lather than sixty
      (60) days following the hearing of the parties.


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

10.   GENERAL PROVISIONS

      10.1  PRESS RELEASES

      If one of the parties wishes to issue a press release concerning the transaction which is the subject of this agreement, it must be submitted to the other party for approval. Such approval must not be refused without reasonable motive.

      10.2  NOTICE

      Any notice or other communication required under this agreement or that a party or a an intervener wishes to give to another party must be in writing and sent to all parties to this agreement by fax, by messenger or by pre-paid registered mail to the following addresses:

      VENDORS:

      CHRISTIAN FABI
      1410, Alain Grandbois
      Sherbrooke (Quebec)
      J1L 2X7

      ANTOINE FABI
      4340, Roitelet Street
      Rock Forest (Quebec)
       J1N 2Z2

      Fax: (819) 820-0842


      PURCHASER:

      EMERGENSYS CORPORATION
      400, Jean-Lesage Boulevard
      Suite 045
      Quebec (Quebec)
      G1K 8W1

      Fax: 1-418-380-8910

      To the attention of Mr. Daniel Veilleux, President

      and any notice sent pursuant to the above mentioned procedure will be considered to have been received by its addressee at the time of its delivery if it is delivered by messenger, on the day of its transmission if it is transmitted by fax before 4:30 p.m. on a business day, or otherwise on the next business day or on the third (3rd) business day following the mailing if the notice is mailed. Each party or Intervener may advise the other parties of any change of address by sending a notice to this effect using the above-mentioned procedure.

      10.3  HEADINGS

      The headings used in the sections or paragraphs or in any other provisions of this agreement shall serve merely to assist in classifying and identifying the provisions embodying the Agreement and should not be used to interpret them.

      10.4  GENDER AND NUMBER

      To the extent requires or indicates by the context, words importing the singular number only shall include the plural and vice versa, words importing the masculine gender shall include the feminine gender and vice versa.

      10.5  GOVERNING LAW

      This agreement shall be governed by and construed in accordance with the laws of the Province of Quebec and the laws of Canada applicable therein.

      10.6  PREAMBLE AND SCHEDULES

      The preamble as well as the Schedules attached to this agreement form an integral part hereof.

      10.7  FEES AND EXPENSES

      The Vendors and the Purchaser agree to pay their own expenses, retainers, fees and disbursements incurred in connection with this agreement as well as for any ancillary contract or document.

      10.8  ENTIRE AGREEMENT

      This agreement constitutes the entire agreement between the parties hereto and cancels and supersedes any other document, contract, verbal promise whether prior or simultaneous entered into during the course of the negotiations that preceded the complete execution of this agreement.

      10.9  CHOICE OF VENUE

      The parties agree, with respect to any claim or legal proceedings for any purpose whatsoever, in connection with this agreement, to elect the judicial district of Quebec as the proper forum for the hearing of said claims or legal proceedings.

      11.   SCOPE

      This agreement is binding upon the parties hereto as well as upon their respective legal representatives and heirs and is concluded for their benefit.

IN WITNESS WHEREOF, THE PARTIES HAVE SIGNED FEBRUARY 19, 2004.


The Purchaser                                               The Vendors

EMERGENSYS CORPORATION
PER :                                                       /s/ Christian Fabi
                                                            --------------------
                                                            CHRISTIAN FABI

/s/ Daniel Veilleux
--------------------------
Daniel Veilleux, President                                  /s/ Antoine Fabi
                                                            --------------------
                                                            ANTOINE FABI

The Intervener

/s/ Martin Richard
--------------------------
MARTIN RICHARD



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